UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 8, 2004
(Date of Earliest Event Reported)

Commission file number: 1-3203

CHESAPEAKE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	54-0166880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1021 East Cary Street
Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 804-697-1000

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 8, 2004, Chesapeake issued a press release announcing the completion of its offering of euro 100 million principal amount of 7% Senior Subordinated Notes due 2014. Information regarding the completion of such offering is set forth in the Company's press release, which is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Also on December 8, 2004, Chesapeake issued a press release announcing the initial acceptance for payment of approximately $66.8 million principal amount of its outstanding 7.20% Debentures due March 15, 2005 (the "Notes"), or approximately 78.5% of the outstanding Notes, that were tendered in its previously announced (1) cash tender offer for any and all of its Notes and (2) solicitation of consents to amend the Indenture governing the Notes. The initial acceptance for payment of Notes is described in the Company's press release, which is attached as Exhibit 99.2 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibit

(c)	Exhibits
	Exhibit No.	Description
	99.1	Chesapeake Corporation press release, issued on December 8, 2004, announcing the completion of its offering of euro 100 million principal amount of 7% Senior Subordinated Notes due 2014.
99.2

Chesapeake Corporation press release, issued on December 8, 2004, announcing the initial acceptance for payment of approximately $66.8 million principal amount of the Notes that were tendered in its previously announced (1) cash tender offer for any and all of the outstanding Notes, and (2) solicitation of consents to amend the Indenture governing the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE CORPORATION
(Registrant)

Date: December 8, 2004	BY:	/s/ Christine R. Vlahcevic
Christine R. Vlahcevic
Controller
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Chesapeake Corporation press release, issued on December 8, 2004, announcing the completion of its offering of euro 100 million principal amount of 7% Senior Subordinated Notes due 2014.
99.2

Chesapeake Corporation press release, issued on December 8, 2004, announcing the initial acceptance for payment of approximately $66.8 million principal amount of the Notes that were tendered in its previously announced (1) cash tender offer for any and all of the outstanding Notes, and (2) solicitation of consents to amend the Indenture governing the Notes.